EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Verity Investor and Media Contacts:

Steven R. Springsteel

Verity, Inc.

408-541-1500

ssprings@verity.com

Derek van Bronkhorst

Verity, Inc.

408-541-2217

derekvb@verity.com

Verity Reports Fourth Quarter and Fiscal Year-End Results

Revenues and Net Income Up Sequentially from Prior Quarter;

FY 2003 is Verity’s Fifth Consecutive Year of Profitability

Financial Highlights:

•	Revenue for the year of $102.0 million

•	Revenue for the quarter of $29.2 million, up 5% over prior quarter

•	GAAP net income for the quarter of $4.2 million, up 16% over prior quarter

•	GAAP EPS for the quarter of $0.11 per share

•	Pro forma EPS for the quarter of $0.12 per share

•	Continued balance sheet strength with $251 million in cash and investments and no capitalized software cost

•	DSO’s of 70 days

Strategic Highlights:

•	Verity® K2 5.0 released

•	Verity® Federator introduced

•	Japanese version of Verity® Ultraseek 5.0.4 released

•	Gartner Lists Verity a “Leader” in 2003 Search Engine Magic Quadrant

•	Named again to the “Silicon Valley 150” list, published by the San Jose Mercury News

•	Partnership with Digital Garage established to sell and support Verity® Ultraseek in Japan

•	IBM, Netegrity, Oblix, RSA Security set alliances with Verity

•	Signed significant deals with Anheuser-Busch, BHP Limited, Caterpillar, Deloitte Consulting, Ernst & Young, Fannie Mae, Fujitsu, HCA, Hewlett-Packard, John Deere Company, J.P. Morgan Chase & Co., PricewaterhouseCoopers, Raytheon, Renault, SBC Communications, Unocal, the United States Department of State and others

•	Continued leadership in the OEM market segment with new or extended agreements with Xerox, Stellent and others

SUNNYVALE, Calif.—June 24, 2003—Verity, Inc. (NASDAQ: VRTY), a leading provider of enterprise software that helps organizations maximize the return on their intellectual capital investment, today reported financial results for its fourth quarter and fiscal year ended May 31, 2003. Verity’s revenues for its fourth quarter ended May 31, 2003 were $29.2 million, representing a 5% sequential increase over third quarter revenues of $27.8 million, and a 12% increase from revenues of $26.1 million for the same period last year. Software product revenues for the fourth quarter, which represented 57% of total revenues, were $16.6 million, a 5% sequential increase over third quarter revenues, and a 1% increase from the same period last year. On a Generally Accepted Accounting Principles (“GAAP”) basis, net income for the fourth quarter ended May 31, 2003 was $4.2 million, or $0.11 per fully diluted share, a 16% increase, compared to net income of $3.7 million, or $0.10 per fully diluted share in the third quarter of fiscal 2003 and a 22% increase over the fourth quarter ended May 31, 2002 with net income of $3.5 million, or $0.09 per fully diluted share.

Verity also reports pro forma net income and income from operations, which exclude the effects of amortization of acquired intangible assets, the one-time write-off of acquired in-process research and development cost, a charitable contribution and restructuring charges. Pro forma net income for the fourth quarter ended May 31, 2003 was $4.6 million, or $0.12 per fully diluted share, a 3% decrease, compared to pro forma net income of $4.8 million, or $0.13 per fully diluted share in the third quarter of fiscal 2003. Pro forma income from operations for the fourth quarter ended May 31, 2003 was $5.7 million, an 8% decrease, compared to pro forma income from operations of $6.2 million, in the third quarter of fiscal 2003. The reconciliation of pro forma adjustments to GAAP is set forth in the tables at the end of this press release. There were no pro forma effects for the fourth quarter ended May 31, 2002.

For the twelve-month period ended May 31, 2003, total revenues were $102.0 million, an increase of 9% from the same period last year. GAAP net income for the twelve-month period ended May 31, 2003, was $11.6 million, or $0.31 per fully diluted share, compared to a GAAP net income of $1.4 million, or $0.04 per fully diluted share, for the same period last year. Pro forma net income for the twelve-month period ended May 31, 2003, was $13.8 million, or $0.37 per fully diluted share, compared to a pro forma net income of $3.0 million, or $0.08 per fully diluted share, for the same period last year. Pro forma income from operations for the twelve-month period ended May 31, 2003 was $15.0 million, compared to a pro forma loss from operations of $5.0 million, for the same period last year. The reconciliation of pro forma adjustments to GAAP is set forth in the tables at the end of this press release.

Although GAAP disclosure provides investors and management with an overall view of Verity’s financial performance, Verity believes that it is important for investors to also understand the performance of Verity’s core business, such as the sale of its software products and services. Consequently, the pro forma results exclude charges not reflective of Verity’s core ongoing operational business, namely, amortization of acquired intangible assets, the one-time write-off of acquired in-process research and development cost, a charitable contribution and restructuring charges as indicated in the attached pro forma supplemental schedule. Management uses the pro forma results to assess the financial performance of Verity’s core business.

“While global economic conditions remain challenging, we are pleased with Verity’s solid performance in its fourth quarter and fiscal year,” said Anthony J. Bettencourt, Verity’s president and chief executive officer. “The past year has been a year of growth for Verity in a number of ways. Our acquisition of the assets of the Inktomi enterprise search business last December broadened our product line and strengthened our sales, marketing and development organizations. We closed 550 sales transactions that were over $40,000 in fiscal 2003, with an average deal size of $146,000, broadening our base of K2 and Ultraseek customers worldwide. We released version 5.0 of our flagship K2 product in May, which we believe will further enhance our already strong competitive position. We grew Verity’s revenues and net income. And, in spite of the difficult economic conditions that persisted, we achieved an annual profit for the fifth consecutive year.”

Customer Activity

During the period, Verity realized sales from a range of world-class companies in the defense, financial services, government, healthcare, high technology, manufacturing, professional services, publishing and media, and telecommunications industries. Fourth quarter wins include Anheuser-Busch, BHP Limited, Caterpillar, Deloitte Consulting, Ernst & Young, Fannie Mae, Fujitsu, HCA, Hewlett-Packard, John Deere Company, J.P. Morgan Chase & Co., PricewaterhouseCoopers, Raytheon, Renault, SBC Communications, Unocal, the United States Department of State and others.

The company extended its position in the OEM market for enterprise search, categorization and personalization software technology by way of new or extended agreements with Xerox, Stellent and others.

Business Outlook

Verity is projecting a modest sequential decrease in revenue in the first quarter of fiscal year 2004, due to a combination of historic seasonality in the summer months and an expected continuation of challenging global economic conditions. Verity is projecting revenue for its first quarter of fiscal 2004 to be in the range of $26 million to $28 million, with GAAP earnings in the range of $0.03 to $0.05 per share and pro forma earnings in the range of $0.04 to $0.06 per share. First quarter of fiscal 2004 projections exclude the effects of anticipated amortization of acquired intangible assets of $0.6 million, or approximately $0.01 per fully diluted share. For fiscal year 2004, Verity is projecting revenue to be in the range of $122 million to $126 million, with GAAP earnings in the range of $0.29 to $0.35 per share and pro forma earnings in the range of $0.33 to $0.38 per share. Fiscal year 2004 projections exclude the effects of anticipated amortization of acquired intangible assets of $2.6 million, or approximately $0.04 per fully diluted share.

Operating Results Conference Call Scheduled

Investors are cordially invited to join a Conference Call on Tuesday, June 24, 2003 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) at which Gary J. Sbona, executive chairman, and Anthony J. Bettencourt, president and chief executive officer, and other key members of Verity’s management team will review the operating results from Verity’s fourth quarter and fiscal year that ended May 31, 2003 and its current business outlook.

DATE: Tuesday, June 24, 2003

TIME: 1:30 p.m. Pacific Time

DIAL-IN NUMBERS: United States & Canada: 1-877-888-3490 / International: 1-416-695-9757

WEB CAST LINK: http://www.vcall.com/ClientPage.asp?ID=84003

Investors desiring to participate in the call should dial in on the above referenced numbers five (5) minutes prior to the scheduled start time and ask for the Verity Quarterly Earnings Conference Call.

Alternatively, investors may access the web cast of Verity’s earnings call at the above listed web site.

A replay of the Earnings Call will be available through September 23, 2003 at http://www.verity.com/company/corporate/investor_relations/webcasts.html, or by dialing 1-866-518-1010 (United States & Canada) or 1-416-252-1143 (International) between the hours of 4:00 a.m.–8:00 p.m. PT.

About Verity

Headquartered in Sunnyvale, Calif., Verity provides software solutions that help organizations maximize the return on their intellectual capital investment by utilizing Verity’s industry-leading enterprise search, classification and personalization technologies. Verity software is used for sharing information within and between enterprises, for facilitating e-commerce sales, and for B2B activities on Web-based market exchanges. In addition, Verity technology serves as a core component of many leading e-business applications.

Verity products are used by more than 3,500 organizations in the private and public sectors. Customers include Adobe Systems, AT&T, Cap Gemini Ernst & Young, Cisco, CNET, Dow Jones, EDGAR Online, FairMarket, Financial Times, Hewlett-Packard, Home Depot, Lotus, SAP, Siemens, Stellent, Sybase, Time New Media and Timex.

Forward-Looking Statements

The statements in this press release regarding Verity’s beliefs as to the benefits its 5.0 release of its flagship K2 product will have on its competitive position, and under the heading “Business Outlook,” are forward-looking statements. Actual financial results could differ materially as a result of many factors, including: these expectations and beliefs are based on assumptions that may not prove to be accurate, including the future demand for Verity’s products may not be as strong as Verity predicts; many of Verity’s product orders are large, and a delay in closing a large sale during any quarter could materially reduce Verity’s revenues for that period; transactions accounting for a disproportionate percentage of Verity’s quarterly revenues are frequently closed in the last few weeks or days of a quarter and, accordingly, even a slight delay in the closing of some of these transactions could materially reduce Verity’s revenues for that period; Verity incurs expenses based upon anticipated revenues and, consequently, if the revenues are less than anticipated, Verity will have lower gross margins and operating results; if competitors develop new products that compete favorably against Verity’s products, sales of Verity’s products will be less than projected; and a portion of Verity’s sales are in the international market, which exposes Verity to currency fluctuation and other risks. These and other risks relating to Verity and its business and products are set forth under the caption “Risk Factors” in Item 1 of Verity’s latest Form 10-Q filed with the Securities and Exchange Commission.

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Verity and the Verity logo are registered trademarks or trademarks of Verity, Inc.

All other trademarks are the property of their respective owners.

World Wide Web site http://www.verity.com

VERITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Quarter Ended May 31, 2003			Quarter Ended May 31, 2002
	(unaudited)			(unaudited)
	GAAP	adj	pro forma	GAAP	adj	pro forma
Revenues:
Software products	$16,552		$16,552	$16,350		$16,350
Service and other	12,653		12,653	9,705		9,705

Total revenues	29,205		29,205	26,055		26,055

Costs of revenues:
Software products	259		259	409		409
Service and other	3,201		3,201	2,569		2,569

Total costs of revenues	3,460		3,460	2,978		2,978

Gross profit	25,745		25,745	23,077		23,077

Operating expenses:
Research and development	5,962		5,962	5,917		5,917
Marketing and sales	11,096		11,096	10,830		10,830
General and administrative	3,026		3,026	2,861		2,861
Amortization of acquired intangible assets	645	(645)	—	—		—

Total operating expenses	20,729		20,084	19,608		19,608

Income from operations	5,016		5,661	3,469		3,469
Other income, net	1,819		1,819	2,115		2,115

Net income before income tax provision	6,835		7,480	5,584		5,584
Income tax provision	2,596	245	2,841	2,122		2,122

Net income	$4,239		$4,639	$3,462		$3,462

Net income per share—basic	$0.12		$0.13	$0.10		$0.10

Net income per share—diluted	$0.11		$0.12	$0.09		$0.09

Number of shares used in per share calculation—basic	36,665		36,665	35,717		35,717

Number of shares used in per share calculation—diluted	40,086		40,086	37,408		37,408

VERITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Fiscal Year Ended May 31, 2003			Fiscal Year Ended May 31, 2002
	GAAP	adj	pro forma	GAAP	adj	pro forma
	(audited)			(audited)
Revenues:
Software products	$57,529		$57,529	$55,859		$55,859
Service and other	44,421		44,421	37,906		37,906

Total revenues	101,950		101,950	93,765		93,765

Costs of revenues:
Software products	1,154		1,154	2,254		2,254
Service and other	11,688		11,688	10,978		10,978

Total costs of revenues	12,842		12,842	13,232		13,232

Gross profit	89,108		89,108	80,533		80,533

Operating expenses:
Research and development	22,982		22,982	23,627		23,627
Marketing and sales	40,717		40,717	50,285		50,285
General and administrative	10,368		10,368	11,654		11,654
Write-off of acquired in-process R&D	1,200	(1,200)	—	—		—
Amortization of acquired intangible assets	1,290	(1,290)	—	—		—
Restructuring charge	993	(993)	—	1,563	(1,563)	—
Charitable contribution	—		—	1,000	(1,000)	—

Total operating expenses	77,550		74,067	88,129		85,566

Income (loss) from operations	11,558		15,041	(7,596)		(5,033)
Other income, net	7,217		7,217	9,869		9,869

Net income before income tax provision	18,775		22,258	2,273		4,836
Income tax provision	7,134	1,324	8,458	864	974	1,838

Net income	$11,641		$13,800	$1,409		$2,998

Net income per share—basic	$0.33		$0.39	$0.04		$0.08

Net income per share—diluted	$0.31		$0.37	$0.04		$0.08

Number of shares used in per share calculation—basic	35,410		35,410	35,404		35,404

Number of shares used in per share calculation—diluted	37,595		37,595	37,169		37,169

VERITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Quarter Ended February 28, 2003
	(unaudited)
	GAAP	adj	pro forma
Revenues:
Software products	$15,722		$15,722
Service and other	12,122		12,122

Total revenues	27,844		27,844

Costs of revenues:
Software products	243		243
Service and other	3,041		3,041

Total costs of revenues	3,284		3,284

Gross profit	24,560		24,560

Operating expenses:
Research and development	5,912		5,912
Marketing and sales	10,117		10,117
General and administrative	2,376		2,376
Write-off of acquired in-process R&D	1,200	(1,200)	—
Amortization of acquired intangible assets	645	(645)	—

Total operating expenses	20,250		18,405

Income from operations	4,310		6,155
Other income, net	1,590		1,590

Net income before income tax provision	5,900		7,745
Income tax provision	2,242	701	2,943

Net income	$3,658		$4,802

Net income per share—basic	$0.11		$0.14

Net income per share—diluted	$0.10		$0.13

Number of shares used in per share calculation—basic	34,739		34,739

Number of shares used in per share calculation—diluted	37,883		37,883

VERITY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	May 31, 2003	May 31, 2002
	(audited)
ASSETS
Current Assets:
Cash and cash equivalents	$85,672	$52,803
Short-term investments	52,993	101,120
Trade accounts receivable, less allowance for doubtful accounts of $1,540 and $1,428	22,597	20,961
Deferred tax assets	3,916	3,114
Prepaid and other current assets	11,843	5,497

Total current assets	177,021	183,495
Property and equipment	5,168	6,625
Long-term investments	112,079	91,433
Deferred tax assets	18,176	16,597
Goodwill and other assets	27,215	—

Total assets	$339,659	$298,150

LIABILITIES
Current Liabilities:
Accounts payable	$5,541	$5,749
Accrued compensation	8,518	10,376
Other accrued liabilities	12,074	2,779
Deferred revenue	18,874	14,981

Total current liabilities	45,007	33,885
Long-term Liabilities:
Note payable for acquisition	3,021	—

Total liabilities	48,028	33,885
STOCKHOLDERS’ EQUITY
Common stock	38	36
Additional paid-in capital	264,645	250,133
Other comprehensive income	3,174	1,963
Retained earnings	23,774	12,133

Total stockholders’ equity	291,631	264,265

Total liabilities and stockholders’ equity	$339,659	$298,150

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